Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Origin Agritech Limited (the “Company”) of our report dated February 16, 2021, relating to the consolidated financial statements of the Company as of and for the years ended September 30, 2019 and 2020.

/S/ B F Borgers CPA PC

Lakewood, Colorado

May 17, 2021